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                                                                Exhibit 10(I)


                 CHANGE IN CONTROL SEVERANCE AGREEMENT BETWEEN
                   PARKVALE SAVINGS BANK AND THOMAS R. ONDEK


         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT is approved this 21st day of December 2006 between Parkvale Savings Bank, a Pennsylvania-chartered stock savings bank (the "Bank") and a wholly owned subsidiary of Parkvale Financial Corporation (the "Corporation"), and Thomas R. Ondek (the "Executive"). The Bank, including any successors to the Bank by merger or otherwise, is referred to as the "Employer".


                                   WITNESSETH

         WHEREAS, the Executive is presently an officer of the Employer;

         WHEREAS, the Employer desire to be ensured of the Executive's continued active participation in the business of the Employer; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employer and in consideration of the Executive's agreeing to remain in the employ of the Employer, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employer is terminated under specified circumstances;

         NOW THEREFORE, intending to be legally bound hereby and in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) ANNUAL COMPENSATION. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of aggregate base salary and cash incentive compensation paid to the Executive by the Employer or any subsidiary thereof during the calendar year in which the Date of Termination occurs (determined on an annualized basis) or the calendar year immediately preceding the calendar year in which the Date of Termination occurs, whichever year is higher.

         (b) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because (i) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Corporation or the Bank resulting in his conviction of a felony; (ii) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iii) the Executive willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within fifteen (15) days following written notice thereof



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from the Bank; (iv) the Executive breaches his fiduciary duties to the Bank for personal profit; or (v) the Executive willfully breaches or violates any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Bank, and fails to cure such breach or violation within fifteen (15) days following written notice thereof from the Bank. For purposes of this section, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Bank. The cessation of employment by the Executive shall not be deemed to be for "cause" within the meaning of this section unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in this section, and specifying the particulars thereof in detail.

(c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of the Corporation or the Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Bank as provided under Section 409A of the Code, as amended from time to time, and any Internal Revenue Service guidance, including Notice 2005-1, and regulations issued in connection with Section 409A of the Code.

         (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

         (f) DISABILITY. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because the Executive:
(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.

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         (g) GOOD REASON. Termination by the Executive of the Executive's
employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

                  (i) Without the Executive's express written consent, the assignment by the Employer to the Executive of any duties which are inconsistent with the Executive's positions, duties, responsibilities and status with the Employer immediately prior to a Change in Control of the Corporation, or a change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;

                  (ii) Without the Executive's express written consent, a reduction by either of the Employer in the Executive's base salary as in effect immediately prior to the date of the Change in Control of the Corporation or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive;

                  (iii) The principal executive office of the Employer is moved more than 30 miles from the current principal executive office or, without the Executive's express written consent, either of the Employer requires the Executive to be based anywhere other than an area in which the Employer's principal executive office is located, except for required travel on business of the Employer to an extent substantially consistent with the Executive's present business travel obligations;

                  (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                  (v) The failure by the Employer to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

         (h) IRS. IRS shall mean the Internal Revenue Service.

         (i) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this

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Agreement, a "Notice of Termination" shall mean a dated notice which (i)
indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of the Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 7 hereof.

         (j) RETIREMENT. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

         2. BENEFITS UPON TERMINATION. If the Executive's employment by the Employer shall be terminated subsequent to a Change in Control of the Corporation by (i) the Employer for other than Cause, Disability, Retirement or the Executive's death, (ii) the Executive for any reason pursuant to a Notice of Termination dated and delivered within the first 60 days following the one-year anniversary of the Change in Control of the Corporation, or (iii) the Executive for Good Reason, then the Employer shall

         (a) pay to the Executive, in a lump sum within five business days of the Date of Termination, a cash severance amount equal to two (2) times the Executive's Annual Compensation, and

         (b) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of this Agreement as of the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employer in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (y) stock benefit plans of the Employer and (z) cash incentive compensation included in Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination; and provided further, that if the provision of any of the benefits covered by this Section 2(b) would trigger the 20% excise tax and interest penalties under Section 409A of the Code either due to the nature of such benefit or the length of time it is being provided, then the benefit(s) that would trigger such tax and interest penalties due to the nature of the benefit shall not be provided at all and the benefit(s) that would trigger the tax and interest penalties if provided beyond the "limited period of time" set forth in the regulations under Section 409A shall not be provided beyond such limited period of time

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(collectively, the "Excluded Benefits"), and in lieu of the Excluded Benefits the Employer shall pay to the Executive, in a lump sum within ten business days following termination of employment or within ten business days after such determination should it occur after termination of employment, a cash amount equal to the cost to the Employer of providing the Excluded Benefits.

         3. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 2 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employer or the Corporation, would constitute a "parachute payment" under
Section 280G of the Code, the payments and benefits payable by the Employer pursuant to Section 2 hereof shall be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Employer under Section 2 being non-deductible to the Employer pursuant to Section 280G of the Code and subject to the excise tax imposed under
Section 4999 of the Code. If the payments and benefits are required to be reduced, the cash severance shall be reduced first, followed by a reduction in the fringe benefits to be provided in kind. The determination of any reduction in the payments and benefits to be made pursuant to Section 2 shall be based upon the opinion of independent counsel selected by the Employer and paid by the Employer. Such counsel shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 3, or a reduction in the payments and benefits specified in Section 2 below zero.

         4. MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

         5. WITHHOLDING. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

         6. ASSIGNABILITY. The Employer may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of its respective assets, if in any such case said


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                                       6

corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Corporation:         Corporate Secretary
                                     Parkvale Financial Corporation
                                     4220 William Penn Highway
                                     Monroeville, Pennsylvania 15146


         To the Bank:                Corporate Secretary
                                     Parkvale Savings Bank
                                     4220 William Penn Highway
                                     Monroeville, Pennsylvania 15146

         To the Executive:           Thomas R. Ondek
                                     At the address last appearing on the
                                     personnel records of the Employer

         8. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on its behalf; provided, however, that if the Employer determines, after a review of the final regulations issued under Section 409A of the Code and all applicable Internal Revenue Service guidance, that this Agreement should be further amended to avoid triggering the tax and interest penalties imposed by
Section 409A of the Code, the Employer may amend this Agreement to the extent necessary to avoid triggering the tax and interest penalties imposed by Section 409A of the Code. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


         9. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Pennsylvania.


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         10. NATURE OF EMPLOYMENT AND OBLIGATIONS.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employer and the Executive, and the Employer may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         11. TERM OF AGREEMENT. The term of this Agreement shall be for three years, commencing on the date of this Agreement (the "Effective Date"). Commencing on the first annual anniversary of the Effective Date, the term of this Agreement shall extend for an additional year on each annual anniversary of the Effective Date of this Agreement until such time as the Board of Directors of the Employer or the Executive give notice in accordance with the terms of
Section 7 hereof of its or his election, respectively, not to extend the term of this Agreement. As a consequence, subsequent to the first anniversary of the Effective Date, the remaining term of this Agreement will stay between two and three years unless notice of non-renewal is given. Such written notice of the election not to extend must be given not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         12. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms of this Agreement.

         13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R.
Part 359.

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         16. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Employer and the Executive with respect to the matters agreed to herein. Any prior agreements between the Employer and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.


         IN WITNESS WHEREOF, this Agreement has been executed effective as of the date of the restatement of this Agreement.

Attest:                                     PARKVALE FINANCIAL CORPORATION



/s/ Deborah M. Cardillo                       By: /s/ Robert J. McCarthy, Jr.
-----------------------------------------         ------------------------------
Deborah M..Cardillo, Corporate Secretary      Robert J. McCarthy, Jr., President
                                                and Chief Executive Officer


Attest:                                     PARKVALE SAVINGS BANK



/s/ Deborah M. Cardillo                       By: /s/ Robert J. McCarthy, Jr.
-----------------------------------------         ------------------------------
Deborah M. Cardillo, Corporate Secretary      Robert J. McCarthy, Jr., President
                                                and Chief Executive Officer



Attest:                                     EXECUTIVE



/s/ Deborah M. Cardillo                       By: /s/ Thomas R. Ondek
-----------------------------------------         ------------------------------
Deborah M. Cardillo, Corporate Secretary            Thomas R. Ondek